Exhibit 99.1

AIM ImmunoTech Announces Notification of Noncompliance with

Additional NYSE American Continued Listing Standards

A Plan for Compliance has been Undertaken

OCALA, Fla., December 17, 2024/AIM ImmunoTech Inc. (NYSE American: AIM) (“AIM” or the “Company”), announced today that it received a notice (the “Notice”) from the NYSE American LLC (the “NYSE American”) dated December 11, 2024, notifying the Company that it is no longer in compliance with NYSE American continued listing standards. This is an issue previously disclosed in our most recent Report on Form 10-Q. Specifically, the letter states that the Company is not in compliance with the continued listing standards set forth in Sections 1003(a)(ii) and 1003(a)(iii) of the NYSE American Company Guide (the “Company Guide”). Section 1003(a)(ii) requires a listed company to have stockholders’ equity of $4 million or more if the listed company has reported losses from continuing operations and/or net losses in three of its four most recent fiscal years. Section 1003(a)(iii) requires a listed company to have stockholders’ equity of $6 million or more if the listed company has reported losses from continuing operations and/or net losses in its five most recent fiscal years. The Company has reported losses from continuing operations and/or net losses in its five most recent fiscal years.

The Notice has no immediate impact on the listing of the Company’s shares of common stock, par value $0.001 per share (the “Common Stock”), which will continue to be listed and traded on the NYSE American during the period in which the Company implements its plan to become compliant with these NYSE American continued listing standards, subject to the Company’s compliance with the other listing requirements of the NYSE American. The Common Stock will continue to trade under the symbol “AIM”, but will have an added designation of “.BC” to indicate the status of the Common Stock as “below compliance”. The Notice does not affect the Company’s ongoing business operations or its reporting requirements with the Securities and Exchange Commission.

The Company must submit a plan of compliance (the “Plan”) by January 10, 2025, addressing how it intends to regain compliance with Sections 1003(a)(ii) and (iii) of the Company Guide by June 11, 2026. The Company has begun to prepare its Plan for submission to the NYSE American by the January 10, 2025 deadline.

If the NYSE American accepts the Company’s Plan, the Company will be able to continue its listing during its implementation of the Plan and will be subject to continued periodic review by the NYSE American staff. If the Plan is not submitted, or not accepted, or is accepted but the Company is not in compliance with the continued listing standards by June 11, 2026, or if the Company does not make progress consistent with the Plan during such period, the Company will be subject to delisting procedures as set forth in the Company Guide. The Company may appeal a staff delisting determination in accordance with Section 1010 and Part 12 of the Company Guide.

About AIM ImmunoTech Inc.

AIM ImmunoTech Inc. is an immuno-pharma company focused on the research and development of therapeutics to treat multiple types of cancers, immune disorders and viral diseases, including COVID-19. The Company’s lead product is a first-in-class investigational drug called Ampligen® (rintatolimod), a dsRNA and highly selective TLR3 agonist immuno-modulator with broad spectrum activity in clinical trials for globally important cancers, viral diseases and disorders of the immune system.

For more information, please visit aimimmuno.com and connect with the Company on X, LinkedIn, and Facebook.

Cautionary Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). Words such as “may,” “will,” “expect,” “plan,” “anticipate,” “continue,” “believe,” “potential,” “upcoming” and other variations thereon and similar expressions (as well as other words or expressions referencing future events or circumstances) are intended to identify forward-looking statements. Many of these forward-looking statements involve a number of risks and uncertainties. There can be no assurance that the Company will be able to achieve compliance with the NYSE American’s continued listing standards within the required timeframe. The Company urges investors to consider specifically the various risk factors identified in its most recent Form 10-K, and any risk factors or cautionary statements included in any subsequent Form 10-Q or Form 8-K, filed with the U.S. Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Among other things, for those statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA. The Company does not undertake to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof.

CONTACT:

Investor Contact:

JTC Team, LLC

Jenene Thomas

(833) 475-8247

AIM@jtcir.com